Exhibit 24(b)(1)(vii)

                           AMENDMENT TO CERTIFICATE OF
                             LIMITED PARTNERSHIP OF
                          CENTENNIAL AMERICA FUND, L.P.


         This Amendment is made this 22nd day of October, 1996, to the Certificate of Limited Partnership of Centennial America Fund, L.P. (the "Partnership") dated as of March 5, 1987, as amended, in accordance with the provisions of Section 17-202(a) of the Delaware Revised Uniform Limited Partnership Act.

         1. The name of the limited partnership filing this Amendment is Centennial America Fund, L.P.

         2. The Certificate of Limited Partnership is hereby amended to reflect the following:

                  The admission of the following person as a Managing General Partner on October 24, 1995.

                           Bridget A. Macaskill
                           Two World Trade Center - 34th Floor
                           New York, New York 10048-0203

         This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be the same document.

         IN WITNESS WHEREOF, the undersigned General Partners have duly executed this Amendment to the Certificate of Limited Partnership as of the day and year first above written.

OPPENHEIMER PARTNERSHIP HOLDINGS, INC.
Non-Managing General Partner


By:      /s/ Robert G. Zack                 /s/ Raymond J. Kalinowski
         Robert G. Zack                     Raymond J. Kalinowski
         Vice President                     Managing General Partner

         /s/ Robert G. Avis                 /s/ C. Howard Kast
         Robert G. Avis                     C. Howard Kast
         Managing General Partner           Managing General Partner




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         /s/ William A. Baker               /s/ Robert M. Kirchner
         William A. Baker                   Robert M. Kirchner
         Managing General Partner           Managing General Partner

         /s/ Charles Conrad, Jr.            /s/ Ned M. Steel
         Charles Conrad, Jr.                Ned M. Steel
         Managing General Partner           Managing General Partner

         /s/ James C. Swain                /s/ Bridget A. Macaskill
         James C. Swain                    Bridget A. Macaskill
         Managing General Partner          Managing General Partner